Investor Relations Contact: Hawk Associates Inc. Frank Hawkins and Julie Marshall Phone: (305) 451-1888 E-mail: info@hawkassociates.com http://www.hawkassociates.com
4100 N. Fairfax Dr., Ste. 1150 Arlington, VA 22203-1664 Phone: (703) 528-7073
FOR IMMEDIATE RELEASE
PRESS RELEASE

Homeland Security Capital Corporation Invests in Homeland Security SPAC

ARLINGTON, Va. - October 30, 2007 -- Homeland Security Capital Corp. (OTC Bulletin Board: HOMS), a company engaged in the acquisition, development and consolidation of homeland security-related businesses, announced today that it has invested $715,000 in Secure America Acquisition Holdings LLC, the principal shareholder for Secure America Acquisition Corporation (AMEX:HLD.U), a special purpose acquisition corporation (“SPAC”) that was formed to complete a business combination with one or more operating businesses in the homeland security industry.

Homeland Security Capital’s $715,000 investment in Secure America Acquisition Holdings LLC was in the form of a $500,000 loan personally guaranteed by C. Thomas McMillen, chairman and CEO of Homeland Security Capital and chairman and co- CEO of Secure America Acquisition Corporation, as well as an additional $65,000 working capital loan and a $150,000 equity investment. As consideration for its investment, Homeland Security Capital will receive through its interest in Secure America Acquisition Holdings LLC 325,000 shares of common stock of Secure America Acquisition Corporation as well as $565,000 in promissory notes. In addition, Homeland Security Capital will receive a $7,500 monthly administrative fee payable for up to two years.

C. Thomas McMillen, Homeland Security Capital chairman and CEO said, "Homeland’s investment in Secure America Acquisition Holdings LLC is part of our ongoing effort to target investments indicative of our homeland security consolidation strategy. This builds on the successful completion of the first homeland security SPAC, Fortress America Acquisition Corporation, in which our team served as principals. I believe investors will show continued interest in such business combinations. The homeland security industry provides products and services that are experiencing high growth due to government and industry focus on security threats. We are excited to be on the leading edge of SPAC initiatives within this dynamic arena.”

About Secure America Acquisition Corporation
Secure America Acquisition Corporation, a special purpose acquisition corporation, yesterday announced that it had closed its initial public offering of 10,000,000 units. The units were sold at an offering price of $8.00 per unit generating proceeds to Secure America Acquisition Corporation of $80,000,000. Each unit in the initial public offering consists of one share of Secure America Acquisition Corporation’s common stock and one warrant.

About Homeland Security Capital Corporation
Homeland Security Capital is a consolidator in the fragmented homeland security industry. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. The company is headed by former Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. Homeland Security Capital intends to operate businesses that provide homeland security products and services solutions, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues but face challenges in scaling their businesses to capitalize on homeland security opportunities. The company will enhance the operations of these companies by helping them generate new business, grow revenues and improve cash flows. For more information, visit www.hscapcorp.com.

An investment profile about Homeland Security Capital may be found at
http://www.hawkassociates.com/hmscprofile.aspx.

For investor relations information regarding Homeland Security Capital, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. To receive notification of future releases in e-mail alerts, sign up at http://www.hawkassociates.com/email.aspx.

Forward-looking statement: This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although Homeland Security Capital Corp. believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.

Company Contact:
Homeland Security Capital Corp.
C. Thomas McMillen
(703) 528-7073
tmcmillen@hscapcorp.com

Investor Relations:
Hawk Associates Inc.
Frank Hawkins or Julie Marshall
(305) 451-1888
info@hawkassociates.com